Exhibit 99.1

First Connecticut Bancorp, Inc. Announces First Quarter 2014 Earnings of $0.10 per share

FARMINGTON, Conn., April 24, 2014 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported net interest income of $14.8 million and net income of $1.5 million for the quarter ended March 31, 2014.  Diluted earnings per share were $0.10 compared with $0.07 per diluted share for the fourth quarter of 2013 and $0.05 per diluted share for the first quarter of 2013.

“Our first quarter earnings of $0.10 per share reflects the significant investment made in people, technology and franchise over the past several years. Our continued focus toward organic growth, process improvement and expense reduction are strongly reflected in our first quarter results,” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“Our net interest income continues to grow from core banking activities, while expenses have reduced over the prior year and linked quarter.  Despite the extreme winter weather conditions in the Northeast, both loan and deposit growth remained strong during the quarter.”

Financial Highlights

•	Net interest income increased $419,000 to $14.8 million in the first quarter of 2014 compared to $14.3 million in the linked quarter and increased $2.1 million compared to first quarter of 2013.

•	Noninterest expense to average assets was 2.63% in the first quarter of 2014 compared to 2.80% in the linked quarter and 3.28% in the first quarter of 2013.

•	Strong organic loan growth continued during the quarter as total loans increased $52.5 million to $1.9 billion at March 31, 2014 and increased $310.1 million or 20% from a year ago.

•	Tangible book value per share grew to $14.22 compared to $14.11 on a linked quarter basis and $13.78 at March 31, 2013.

•	Checking accounts grew by 3.2% or 1,266 net new accounts in the first quarter of 2014.

•
Net charge-offs were $1.2 million in the first quarter of 2014 compared to $24,000 in the linked quarter.  One commercial loan relationship represented the majority of the charge-off which was fully reserved in prior years.

•
Asset quality remains stable as loan delinquencies 30 days and greater decreased slightly to 0.80% of total loans at March 31, 2014 compared to 0.85% of total loans at December 31, 2013.  Non-accrual loans represented 0.69% of total loans compared to 0.81% of total loans on a linked quarter basis.

•
During the first quarter of 2014, we repurchased 253,709 shares of common stock at an average price per share of $15.49 at a total cost of $3.9 million.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

•
We paid a cash dividend of $0.03 per share on March 17, 2014. This marks the tenth consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

First quarter 2014 compared with fourth quarter 2013

Net interest income

•
Net interest income increased $419,000 to $14.8 million in the first quarter of 2014 compared to the linked quarter due primarily to a $52.1 million increase in the average loan balance, lower cost of interest-bearing liabilities, higher yields in the loan and securities portfolios and a 7 basis point increase in the net interest rate spread to 2.86%.

•
Net interest margin increased 5 basis points to 2.99% in the first quarter of 2014 compared to 2.94% in the fourth quarter of 2013 primarily due to a decrease in cost of interest-bearing liabilities and higher yields in the loan and securities portfolios.

•	The cost of interest-bearing liabilities declined 5 basis points to 58 basis points in the first quarter of 2014 compared to 63 basis points in the fourth quarter of 2013.

Provision for loan losses

•	Provision for loan losses was $505,000 for the first quarter of 2014 compared to $660,000 for the linked quarter.

•	Net charge-offs in the quarter were $1.2 million or 0.26% to average loans (annualized) compared to $24,000 or 0.01% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.94% of total loans at March 31, 2014 compared to 1.01% at December 31, 2013.

Noninterest income

•
Total noninterest income decreased $421,000 to $1.8 million for the first quarter of 2014 compared to the linked quarter primarily due to a $459,000 decrease in net gain on loans sold as a result of an overall decrease in volume and margins in our secondary market residential lending program.

Noninterest expense

•
Noninterest expense decreased $438,000 or 3% to $14.0 million in the first quarter of 2014 compared to the linked quarter as a result of decreases in salaries and employee benefits and other operating expenses offset by an increase in occupancy expense due to our de novo branch in Rocky Hill, which opened in January 2014, and winter related expenses.

Income tax provision

•	Income tax provision was $555,000 in the first quarter of 2014 compared to $322,000 in the linked quarter.

First quarter 2014 compared with first quarter 2013

Net interest income

•
Net interest income increased $2.1 million or 17% to $14.8 million compared to $12.7 million in the first quarter of 2013 primarily due to a $296.8 million increase in the average loan balance despite a 23 basis point decrease in the yield on loans.

•
Net interest margin decreased 8 basis points to 2.99% in the first quarter of 2014 compared to 3.07% in the first quarter of 2013 primarily due to lower prepayment penalty fees and a $20.7 million decline in the average balance of the resort portfolio.  Excluding resort and prepayment penalty fee income for both quarters, the net interest margin would have been 2.99% and 3.00% in the first quarters of 2014 and 2013, respectively.

•
The cost of interest-bearing liabilities declined 19 basis points to 58 basis points in the first quarter of 2014 compared to 77 basis points in the first quarter of 2013 due primarily to lower funding costs for municipal deposits and a decrease in Federal Home Loan Bank of Boston advance costs due to an increase in short-term advances which carry lower rates.

Provision for loan losses

•	Provision for loan losses was $505,000 for the first quarter of 2014 compared to $399,000 for the prior year quarter.

•	Net charge-offs in the quarter were $1.2 million or 0.26% to average loans (annualized) compared to $296,000 or 0.08% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.94% of total loans at March 31, 2014 compared to 1.11% at March 31, 2013.

Noninterest income

•
Total noninterest income decreased $1.9 million to $1.8 million compared to the prior year quarter primarily due to a $1.9 million decrease in net gain on loans sold as a result of an overall decrease in volume and margins in our secondary market residential lending program.

Noninterest expense

•
Noninterest expense, excluding $633,000 in accelerated vesting of stock compensation due to the passing of a key executive in the prior year quarter, decreased $106,000 to $14.0 million in the first quarter of 2014 compared to the prior year quarter.

•	Salaries and employee benefits, excluding $633,000 in accelerated vesting of stock compensation, decreased $113,000 to $8.3 million in the first quarter of 2014 compared to the prior year quarter.

•	Marketing expense decreased $216,000 or 37% compared to the prior year quarter primarily due to general expense control initiatives.

Income tax provision

•	Income tax provision was $555,000 in the first quarter of 2014 compared to $316,000 in the prior year quarter.

Financial condition

•	Total assets increased $382.1 million or 21% at March 31, 2014 to $2.2 billion compared to $1.8 billion at March 31, 2013 largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $176.1 million at March 31, 2014 compared to $111.8 million at March 31, 2013, an increase of $64.3 million.

•
Net loans increased $309.8 million at March 31, 2014 to $1.9 billion compared to $1.5 million at March 31, 2013 due to our continued focus on commercial and residential lending, which combined, increased $326.4 million.

•
Deposits increased $258.3 million at March 31, 2014 to $1.6 billion compared to $1.4 billion at March 31, 2013, due to increases in municipal deposits, noninterest-bearing deposits and de novo branch openings as we continue to develop and grow relationships in the geographical areas we serve.

•
Federal Home Loan Bank of Boston advances increased $130.0 million to $206.0 million at March 31, 2014 compared to $76.0 million at March 31, 2013.  Advances were used to support loan and securities growth.

Asset Quality

•	At March 31, 2014, the allowance for loan losses represented 0.94% of total loans and 135.89% of non-accrual loans, compared to 1.11% of total loans and 124.59% of non-accrual loans at March 31, 2013.

•	Non-accrual loans represented 0.69% of total loans at March 31, 2014 compared to 0.89% of total loans at March 31, 2013.

•	Loan delinquencies 30 days and greater decreased to 0.80% of total loans at March 31, 2014 compared to 0.97% of total loans at March 31, 2013.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 15.05% at March 31, 2014.

•	Tangible book value per share grew to $14.22 compared to $14.11 on a linked quarter basis and $13.78 at the quarter ended March 31, 2013.

•
At March 31, 2014, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, April 24, 2014 at 10:30am Eastern Time to discuss first quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-317-6016.  The international dial-in number is 1-412-317-6016.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company’s financial performance in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders’ equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company’s capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Selected Financial Condition Data:

Total assets	$ 2,181,759	$ 2,110,028	$ 1,992,517	$ 1,845,440	$ 1,799,678
Cash and cash equivalents	44,110	38,799	50,323	36,650	34,946
Securities held-to-maturity, at amortized cost	12,872	12,983	3,002	3,003	3,003
Securities available-for-sale, at fair value	163,232	150,886	120,382	112,801	108,787
Federal Home Loan Bank of Boston stock, at cost	13,137	13,136	8,383	8,383	8,383
Loans, net	1,854,497	1,800,987	1,712,507	1,588,080	1,544,687
Deposits	1,634,400	1,513,501	1,550,627	1,452,319	1,376,092
Federal Home Loan Bank of Boston advances	206,000	259,000	104,000	51,250	76,000
Total stockholders' equity	230,488	232,209	227,864	231,541	243,214
Allowance for loan losses	17,631	18,314	17,678	17,505	17,332
Non-accrual loans	12,974	14,800	13,887	14,325	13,911
Impaired loans	41,782	39,623	42,587	39,159	39,210
Loan delinquencies 30 days and greater	14,882	15,511	15,032	15,191	15,167

Selected Operating Data:

Interest income	$ 16,980	$ 16,697	$ 15,806	$ 15,336	$ 15,047
Interest expense	2,230	2,366	2,523	2,449	2,395
Net interest income	14,750	14,331	13,283	12,887	12,652
Provision for loan losses	505	660	215	256	399
Net interest income after provision for loan losses	14,245	13,671	13,068	12,631	12,253
Noninterest income	1,762	2,183	2,182	2,999	3,648
Noninterest expense	13,960	14,398	14,110	14,555	14,699
Income before income taxes	2,047	1,456	1,140	1,075	1,202
Provision for income taxes	555	322	275	256	316

Net income	$ 1,492	$ 1,134	$ 865	$ 819	$ 886

Performance Ratios (annualized):

Return on average assets	0.28%	0.22%	0.18%	0.18%	0.20%
Return on average equity	2.56%	1.96%	1.49%	1.39%	1.45%
Interest rate spread (1)	2.86%	2.80%	2.77%	2.83%	2.89%
Net interest rate margin (2)	2.99%	2.94%	2.94%	3.01%	3.07%
Non-interest expense to average assets	2.63%	2.80%	2.95%	3.17%	3.28%
Efficiency ratio (3)	84.54%	87.19%	91.24%	91.62%	90.18%
Average interest-earning assets to average
interest-bearing liabilities	128.59%	129.64%	130.77%	132.30%	132.02%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.94%	1.01%	1.02%	1.09%	1.11%
Allowance for loan losses as a percent of
non-accrual loans	135.89%	123.74%	127.30%	122.20%	124.59%
Net charge-offs to average loans (annualized)	0.26%	0.01%	0.01%	0.02%	0.08%
Non-accrual loans as a percent of total loans	0.69%	0.81%	0.80%	0.89%	0.89%
Non-accrual loans as a percent of total assets	0.59%	0.70%	0.70%	0.78%	0.77%
Loan delinquencies 30 days and greater as a
percent of total loans	0.80%	0.85%	0.87%	0.95%	0.97%

Per Share Related Data:

Basic earnings per share	$ 0.10	$ 0.07	$ 0.06	$ 0.05	$ 0.05
Diluted earnings per share	$ 0.10	$ 0.07	$ 0.06	$ 0.05	$ 0.05
Dividends declared per share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03
Tangible book value (4)	$ 14.22	$ 14.11	$ 13.88	$ 13.81	$ 13.78
Common stock shares outstanding	16,203,933	16,457,642	16,416,427	16,763,516	17,644,449

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items. See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding. The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended

	March 31,		December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014		2013	2013	2013	2013
Capital Ratios:

Equity to total assets at end of period	10.56%		11.01%	11.44%	12.55%	13.51%
Average equity to average assets	10.99%		11.23%	12.11%	12.84%	13.65%
Total capital to risk-weighted assets	15.05%	*	15.50%	16.13%	17.49%	18.63%
Tier I capital to risk-weighted assets	13.97%	*	14.36%	14.97%	16.26%	17.39%
Tier I capital to total average assets	11.02%	*	11.47%	12.20%	12.93%	13.91%
Total equity to total average assets	10.85%		11.30%	11.90%	12.61%	13.58%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 716,836		$ 693,046	$ 674,804	$ 625,345	$ 619,741
Commercial	677,948		633,764	585,628	533,072	504,722
Construction	69,476		78,191	90,033	80,198	66,508
Installment	4,109		4,516	4,671	5,384	5,949
Commercial	244,075		252,032	213,103	199,328	200,610
Collateral	1,455		1,600	1,819	1,801	1,945
Home equity line of credit	153,619		151,606	147,026	144,548	143,992
Demand	124		85	-	-	-
Revolving credit	80		94	78	62	73
Resort	1,124		1,374	9,849	12,425	15,252
Total loans	1,868,846		1,816,308	1,727,011	1,602,163	1,558,792
Less:
Allowance for loan losses	(17,631)		(18,314)	(17,678)	(17,505)	(17,332)
Net deferred loan costs	3,282		2,993	3,174	3,422	3,227
Loans, net	$ 1,854,497		$ 1,800,987	$ 1,712,507	$ 1,588,080	$ 1,544,687

Deposits:

Noninterest-bearing demand deposits	$ 303,966		$ 308,459	$ 278,275	$ 275,781	$ 245,912
Interest-bearing
NOW accounts	368,700		285,392	339,350	280,462	234,450
Money market	427,535		387,225	386,682	349,621	352,759
Savings accounts	199,532		193,937	187,040	191,688	186,171
Time deposits	334,667		338,488	359,280	354,767	356,800
Total interest-bearing deposits	1,330,434		1,205,042	1,272,352	1,176,538	1,130,180
Total deposits	$ 1,634,400		$ 1,513,501	$ 1,550,627	$ 1,452,319	$ 1,376,092

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	March 31,	December 31,	March 31,
	2014	2013	2013
(Dollars in thousands)
Assets
Cash and cash equivalents	$ 44,110	$ 38,799	$ 34,946
Securities held-to-maturity, at amortized cost	12,872	12,983	3,003
Securities available-for-sale, at fair value	163,232	150,886	108,787
Loans held for sale	3,035	3,186	6,601
Loans, net	1,854,497	1,800,987	1,544,687
Premises and equipment, net	20,436	20,619	20,764
Federal Home Loan Bank of Boston stock, at cost	13,137	13,136	8,383
Accrued income receivable	4,973	4,917	4,346
Bank-owned life insurance	38,838	38,556	37,649
Deferred income taxes	14,603	14,884	15,632
Prepaid expenses and other assets	12,026	11,075	14,880
Total assets	$ 2,181,759	$ 2,110,028	$ 1,799,678

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,330,434	$ 1,205,042	$ 1,130,180
Noninterest-bearing	303,966	308,459	245,912
	1,634,400	1,513,501	1,376,092
Federal Home Loan Bank of Boston advances	206,000	259,000	76,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	52,893	50,816	43,353
Accrued expenses and other liabilities	36,978	33,502	40,019
Total liabilities	1,951,271	1,877,819	1,556,464

Commitments and contingencies	-	-	-

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	176,602	175,766	173,723
Unallocated common stock held by ESOP	(13,485)	(13,747)	(14,545)
Treasury stock, at cost	(26,543)	(22,599)	(5,713)
Retained earnings	97,830	96,832	95,361
Accumulated other comprehensive loss	(4,097)	(4,224)	(5,793)
Total stockholders' equity	230,488	232,209	243,214
Total liabilities and stockholders' equity	$ 2,181,759	$ 2,110,028	$ 1,799,678

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013
Interest income
Interest and fees on loans
Mortgage	$ 13,428	$ 13,007	$ 11,468
Other	3,208	3,437	3,314
Interest and dividends on investments
United States Government and agency obligations	189	134	139
Other bonds	58	53	59
Corporate stocks	93	64	62
Other interest income	4	2	5
Total interest income	16,980	16,697	15,047
Interest expense
Deposits	1,694	1,736	1,705
Interest on borrowed funds	319	398	469
Interest on repo borrowings	177	181	171
Interest on repurchase liabilities	40	51	50
Total interest expense	2,230	2,366	2,395
Net interest income	14,750	14,331	12,652
Provision for allowance for loan losses	505	660	399
Net interest income
after provision for loan losses	14,245	13,671	12,253
Noninterest income
Fees for customer services	1,191	1,251	982
Net gain on loans sold	122	581	2,030
Brokerage and insurance fee income	44	40	32
Bank owned life insurance income	282	301	409
Other	123	10	195
Total noninterest income	1,762	2,183	3,648
Noninterest expense
Salaries and employee benefits	8,288	8,691	9,034
Occupancy expense	1,349	1,181	1,240
Furniture and equipment expense	1,018	964	1,018
FDIC assessment	328	329	291
Marketing	378	368	594
Other operating expenses	2,599	2,865	2,522
Total noninterest expense	13,960	14,398	14,699
Income before income taxes	2,047	1,456	1,202
Provision for income taxes	555	322	316
Net income	$ 1,492	$ 1,134	$ 886

Earnings per share:
Basic	$ 0.10	$ 0.07	$ 0.05
Diluted	0.10	0.07	0.05
Weighted average shares outstanding:
Basic	14,820,700	14,880,971	15,940,377
Diluted	14,920,837	14,897,762	15,940,377

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,819,567	$ 16,636	3.71%	$ 1,767,468	$ 16,444	3.69%	$1,522,812	$ 14,782	3.94%
Securities	160,663	302	0.76%	148,653	243	0.65%	126,347	252	0.81%
Federal Home Loan Bank of Boston stock	13,136	38	1.17%	10,338	8	0.31%	8,809	8	0.37%
Federal funds and other earning assets	5,858	4	0.28%	5,093	2	0.16%	11,015	5	0.18%
Total interest-earning assets	1,999,224	16,980	3.44%	1,931,552	16,697	3.43%	1,668,983	15,047	3.66%
Noninterest-earning assets	125,272			123,891			121,571
Total assets	$ 2,124,496			$ 2,055,443			$1,790,554

Interest-bearing liabilities:
NOW accounts	$ 352,428	$ 197	0.23%	$ 305,045	$ 172	0.22%	$ 233,891	$ 135	0.23%
Money market	409,161	684	0.68%	388,503	732	0.75%	336,400	586	0.71%
Savings accounts	193,142	55	0.12%	190,258	51	0.11%	180,440	85	0.19%
Certificates of deposit	336,286	758	0.91%	346,977	781	0.89%	356,422	899	1.02%
Total interest-bearing deposits	1,291,017	1,694	0.53%	1,230,783	1,736	0.56%	1,107,153	1,705	0.62%
Advances from the Federal Home Loan Bank	181,522	319	0.71%	170,000	398	0.93%	80,468	469	2.36%
Repurchase agreement borrowings	21,000	177	3.42%	21,000	181	3.42%	21,000	171	3.30%
Repurchase liabilities	61,187	40	0.27%	68,122	51	0.30%	55,573	50	0.36%
Total interest-bearing liabilities	1,554,726	2,230	0.58%	1,489,905	2,366	0.63%	1,264,194	2,395	0.77%
Noninterest-bearing deposits	299,620			294,071			239,840
Other noninterest-bearing liabilities	36,625			40,543			42,140
Total liabilities	1,890,971			1,824,519			1,546,174
Stockholders' equity	233,525			230,924			244,380
Total liabilities and stockholders' equity	$ 2,124,496			$ 2,055,443			$1,790,554

Net interest income		$ 14,750			$ 14,331			$ 12,652
Net interest rate spread (1)			2.86%			2.80%			2.89%
Net interest-earning assets (2)	$ 444,498			$ 441,647			$ 404,789
Net interest margin (3)			2.99%			2.94%			3.07%
Average interest-earning assets
to average interest-bearing liabilities		128.59%			129.64%			132.02%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Net Income	$ 1,492	$ 1,134	$ 865	$ 819	$ 886
Adjustments:
Less: Prepayment penalty fees	-	(144)	-	(20)	(127)
Less: Net gain on sales of investments	-	-	(304)	(36)	-
Less: Bank-owned life insurance proceeds (1)	-	-	-	-	(108)
Plus: Accelerated vesting of stock compensation (1)	-	-	-	-	633
Total core adjustments before taxes	-	(144)	(304)	(56)	398
Tax benefit (provision) - 34% rate	-	49	103	19	(135)
Total core adjustments after taxes	-	(95)	(201)	(37)	263
Total core net income	$ 1,492	$ 1,039	$ 664	$ 782	$ 1,149

Total net interest income	$ 14,750	$ 14,331	$ 13,283	$ 12,887	$ 12,652
Less: Prepayment penalty fees	-	(144)	-	(20)	(127)
Total core net interest income	$ 14,750	$ 14,187	$ 13,283	$ 12,867	$ 12,525

Total noninterest income	$ 1,762	$ 2,183	$ 2,182	$ 2,999	$ 3,648
Less: Net gain on sales of investments	-	-	(304)	(36)	-
Less: Bank-owned life insurance proceeds (1)	-	-	-	-	(108)
Total core noninterest income	$ 1,762	$ 2,183	$ 1,878	$ 2,963	$ 3,540

Total noninterest expense	$ 13,960	$ 14,398	$ 14,110	$ 14,555	$ 14,699
Less: Accelerated vesting of stock compensation (1)	-	-	-	-	(633)
Total core noninterest expense	$ 13,960	$ 14,398	$ 14,110	$ 14,555	$ 14,066

Core earnings per common share, diluted	$ 0.10	$ 0.07	$ 0.04	$ 0.05	$ 0.07

Core return on assets (annualized)	0.28%	0.20%	0.14%	0.17%	0.26%
Core return on equity (annualized)	2.56%	1.80%	1.14%	1.33%	1.88%
Efficiency ratio (2)	84.54%	87.95%	93.07%	91.95%	87.56%

Tangible book value (3)	$ 14.22	$ 14.11	$ 13.88	$ 13.81	$ 13.78

(1) Represents the accelerated vesting of stock compensation and insurance proceeds due to the passing of a key executive in the first quarter of 2013.

(2) Represents core noninterest expense divided by the sum of net core interest income and core noninterest income.

(3) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding. The Company does not have goodwill and intangible assets for any of the periods presented.